NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK WARRANT

To Purchase Shares of Common Stock of

EpiCept Corporation

Dated as of June 23, 2008 (the “Effective Date”)

WHEREAS, EpiCept Corporation, a Delaware corporation (the “Company”), has entered into a Second Amendment to Loan and Security Agreement of even date herewith (together with the original Loan and Security Agreement, the “Amended Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Amended Loan Agreement, the right to purchase shares of its Common Stock, par value $0.0001 (the “Common Stock”), pursuant to this Warrant Agreement (the “Agreement”);

NOW, THEREFORE, the Company and Warrantholder agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

This Common Stock Warrant (the “Warrant”) certifies that for value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after six (6) months from the Effective Date and prior to the Termination Date (as defined below) to subscribe for and purchase, from the Company, a number of fully paid and non-assessable shares of Common Stock equal to (i) the quotient derived by dividing (a) $1,500,000 by (b) the closing price per share on the Effective Date (the “Initial Warrant Shares”) and such closing price shall be the Exercise Price for the Initial Warrant Shares, plus (ii) the quotient derived by dividing (a) $400,000 by (b) the sum of (x) the closing price per share on the date of this Amendment plus (y) $0.02 (the “Additional Warrant Shares”, collectively with the Initial Warrant Shares, the “Warrant Shares”) and the closing price on the Effective Date plus $0.02 shall be the Exercise Price of the Additional Warrant Shares. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1933, as amended.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, as it may be further amended from time to time.

“Exercise Price” means the price upon which Warrantholder may purchase the Initial Warrant Shares or the Additional Warrant Shares, as applicable to such shares, as set forth in Section 1.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock of another entity.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

2. TERM.

Except as otherwise provided for herein, the term of this Warrant shall commence on the Effective Date and end upon the fifth anniversary of the Effective Date (the “Termination Date”).

3. EXERCISE.

(a) Exercise. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time commencing on the six month anniversary of the Effective Date, or from time to time thereafter, prior to the Termination Date set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and as soon as practicable thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares of Common Stock which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Warrant and, if applicable, an amended Warrant representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance Method”). If the Warrantholder elects the Net Issuance Method, the Company will issue Common Stock in accordance with the following formula:

X = Y(A-B)
A

Where:	X =	the number of shares of Common Stock to be issued to the Warrantholder.
	Y =	the number of shares of Common Stock requested to be exercised under this Warrant.
	A =	the fair market value of one (1) share of Common Stock on the date the Common Stock is issued.
	B =	the Exercise Price, as adjusted.

For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

(i) if the Common Stock is listed on a securities exchange, and:

(1) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a ten (10) day period ending three days before the day the current fair market value of the Common Stock is being determined; or

(2) if the Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the OTC Bulletin Board over the ten (10) day period ending three days before the day the current fair market value of the Common Stock is being determined; and

(3) if at any time the Common Stock is not listed on any securities exchange or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as most recently determined in good faith by its Board of Directors, unless the Company shall become subject to a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the per share value received by the holders of the Company’s Common Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance Method, the Company shall promptly issue an amended Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) on the Termination Date. For purposes of such automatic exercise, the fair market value of one share of the Common Stock on the Termination Date shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

4. RESERVATION OF SHARES.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

6. REGISTRATION RIGHTS.

(a) The Company will:

(i) as soon as reasonably practicable, but in no event later than ninety (90) days following the date hereof, file a registration statement on Form S-3 or, if unavailable, Form S-1 (the “Registration Statement”), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, registering the resale of the Warrant Shares by Warrantholder. The Company shall use commercially reasonable efforts, subject to receipt of necessary information from the Warrantholder, to cause the SEC to declare such Registration Statement effective within one hundred eighty (180) days of the date hereof;

(ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective through the Termination Date;

(iii) so long as the Registration Statement is effective covering the resale of Warrant Shares, furnish to the Warrantholder such reasonable number of copies of prospectuses and such other documents as the Warrantholder may reasonably request in order to facilitate the public sale or other disposition of all or any of the Warrant Shares;

(iv) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Warrantholder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process generally in any jurisdiction in which the Company is not now so qualified or has not so consented;

(v) bear all expenses in connection with the procedures in this Section 6(a) and the registration of the Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Warrantholder or, brokerage fees and commissions incurred by the Warrantholder, if any in connection with the offering of the Warrant Shares;

(vi) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Warrantholder of the issuance of such order and the resolution thereof; and

(vii) permit counsel for the Warrantholder to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the SEC and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the SEC (or, in the case of comments made by the staff of the SEC, within a reasonable period of time following the receipt thereof by the Company);

provided, that in the case of clauses (vi) and (vii) above, the Company shall not be required to provide, and shall not provide, any Warrantholder with material, non-public information unless the Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company.

(b) If (i) a Registration Statement covering all the Warrant Shares required to be filed by the Company pursuant to this Section 6 is (A) not filed with the SEC on or before ninety (90) days after the date hereof (a “Filing Failure”) or (B) if the Registration Statement is not declared effective by the SEC on or before one hundred eighty (180) days after the date hereof (an “Effectiveness Failure”) or (ii) on any day after the effective date of the Registration Statement sales of all the Warrant Shares required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration

Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient number of Warrant Shares) (a “Maintenance Failure”), then, the Company shall pay as liquidated damages (the “Liquidated Damages”) for such failure and not as a penalty to the Warrantholder an amount equal to Three Hundred Thousand Dollars ($300,000) each thirty (30) day period following a Filing Failure, Effectiveness Failure or Maintenance Failure (pro rated for any period less than thirty (30) days) until the applicable failure has been cured. Payments to be made pursuant to this Section 6 shall be due and payable monthly in arrears, with the first payment due on the first business day of the calendar month following the Filing Failure (or portion thereof) and subsequent payments due on the first business day of each successive calendar month (the “Liquidated Damages Due Date”). The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Amendment, of the amount of damages that may be incurred by the Warrantholder if a Filing Failure, Effectiveness Failure or Maintenance Failure occurs. The Warrantholder may elect to receive Liquidated Damages owing to it in shares of Common Stock of the Company, with the number of such shares calculated by dividing the amount of Liquidated Damages by the lesser of (i) $0.20 and (ii) the closing price per share of the Common Stock of the Company on the applicable Liquidated Damages Due Date. Such shares issued in lieu of Liquidated Damages shall be deemed “Warrant Shares” for the purposes of the registration rights granted in favor of the Warrantholder pursuant to this Section 6.

7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. The Warrantholder may change such address by giving written notice of such changed address to the Company.

8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of Common Stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if the Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event such that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock issuable hereunder) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding shall:

(i) pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price in effect immediately prior to the date of determination of stockholders entitled to receive such dividend or distribution shall be multiplied by a fraction (A) the numerator of which shall be the total number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted (any such adjustment made pursuant to this Section 8(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution); or

(ii) make any other distribution (other than a cash dividend) with respect to Common Stock (or stock into which the Common Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock (or other stock for which the Common Stock is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such distribution.

(e) Notice of Adjustments. Whenever an adjustment to the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant is made pursuant to this Section 8, the Company shall send to the Warrantholder a notice setting forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of such adjustment, (iii) the method by which such adjustment was calculated, (iv) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (v) the number of shares of Common Stock subject to purchase hereunder after giving effect to such adjustment, and shall cause such notice to be mailed (by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid) within thirty (30) days of such adjustment addressed to the Warrantholder at the address for the Warrantholder set forth in the registry referred to in Section 7.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock. The Common Stock has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to the Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, including any approval of the stockholders of the Company required under its Charter or Bylaws, or the laws of the state of Delaware. This Warrant: (1) is not inconsistent with the Company’s Charter or Bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and by general equitable principles.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby and such filings as are required to be made under applicable state securities laws FINRA and the Nasdaq Capital Market. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock were issued in full compliance with all federal and state securities laws. Attached to this Warrant as Exhibit IV is a true and correct capitalization table of the Company.

(d) Other Commitments to Register Securities. Except as set forth on Exhibit V, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(e) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(f) Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”), then, upon the Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming, if true, the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time if applicable to the Company.

10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. This Warrant and the Common Stock that the Warrantholder will acquire upon exercise of the Warrantholder’s rights contained herein will be acquired for its own account for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to an effective registration statement or an exemption from the Act.

(b) Private Issue. The Warrantholder understands (i) neither this Warrant nor the Common Stock issuable upon exercise of this Warrant is registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Disposition of the Warrantholder’s Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock hereunder unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) reasonably satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Act has been taken, or (B) an exemption from the registration requirements of the Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of the Warrantholder’s rights to acquire Common Stock hereunder do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, or to any transfers to an Affiliate of the Warrantholder, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (3) a letter shall have been issued to the Warrantholder at its request by the Staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Warrant or for such shares of Common Stock not bearing any restrictive legend.

(d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e) Accredited Investor. The Warrantholder is an “accredited investor” within the meaning of the Rule 501 of Regulation D under the Act, as presently in effect.

11. TRANSFERS.

Subject to compliance with any applicable securities laws and the terms and conditions contained in Section 10, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable in whole or in part by the Warrantholder and any successor transferee upon surrender of this Warrant at the principal office of the Company, together with a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), duly executed by the Warrantholder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such Transfer Notice, and shall issue to the assignor a new Warrant evidencing the portion of the Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for Warrant Shares without having a new Warrant issued.

12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(e) No Waiver. No omission or delay by the Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which the Warrantholder is entitled, nor shall it in any way affect the right of the Warrantholder to enforce such provisions thereafter.

(f) Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of the Warrantholder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(g) Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(i) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising out of this Warrant be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY IN CONNECTION WITH THIS WARRANT. If this jury waiver is for any reason unenforceable, all disputes shall be resolved by judicial reference under California Code of Civil Procedure Section 638.

(j) Specific Performance. The Warrantholder and the Company agree that either may be irreparably damaged by any breach or threatened breach of this Warrant. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Warrant by the Warrantholder or the Company, the other party shall, in addition to all other remedies, be entitled to seek a temporary or permanent injunction and/or a decree for specific performance, in accordance with the provisions hereof. The Warrantholder and the Company each waives the claim or defense that it has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(k) No Shareholder Rights. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant.

(l) Saturdays, Sundays, Holidays Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. “Business Day” shall mean any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(m) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(n) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Warrantholder shall operate as a waiver of such right or otherwise prejudice Warrantholder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Warrantholder, the Company shall pay to Warrantholder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Warrantholder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(o) Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	EPICEPT CORPORATION

By:
Title:

Attn:
270 Sylvan Avenue
Englewood Cliffs, NJ 07632

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Title:

Hercules Technology Growth Capital, Inc.
Attn: Chief Legal Officer
525 University Avenue
Suite 700
Palo Alto, CA 94301

EXHIBIT I

NOTICE OF EXERCISE

To:	EpiCept Corporation:
(1)

The undersigned Warrantholder hereby elects to purchase [_______] shares of the Common Stock of EpiCept Corporation, pursuant to the terms of the Warrant dated June 23, 2008 (the “Warrant”) between EpiCept Corporation and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE METHOD: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)

In exercising its rights to purchase the Common Stock of EpiCept Corporation, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant.

(3)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Title:
Date:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned EpiCept Corporation, hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase [____] shares of the Common Stock of EpiCept Corporation, pursuant to the terms of the Warrant, and further acknowledges that [______] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	EPICEPT CORPORATION

By:
Title:
Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)
whose address is

Dated:
Holder’s Signature:
Holder’s Address: